                                                                    EXHIBIT 99.1


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Combined Financial Statements for Gemstar-TV Guide International, Inc. (the "Pro Forma Statements") give effect to the merger using the purchase method of accounting as if the merger had been completed on March 31, 2000 for balance sheet purposes and on April 1, 1999 for statement of operations purposes, subject to the assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     The pro forma adjustments contained in the Pro Forma Statements, including the amounts used in the preliminary purchase price allocation, are based upon the best information available to management as of the date of this Current Report on Form 8-K/A, in part utilizing preliminary assessments by independent valuation consultants. The pro forma adjustments are preliminary and have been made solely for purposes of developing such Pro Forma Statements. In most cases, these estimates have relied heavily on assessments by TV Guide's management in light of TV Guide's business model. The business activities of the combined company have been and are currently being evaluated in light of existing facts and circumstances. As a result of that assessment, there is a possibility that certain of the businesses of TV Guide could be substantially changed. The impact of such potential changes are not reflected in the Pro Forma Statements. As a result, the final allocation of the purchase price and the amounts and lives of the intangible assets, including goodwill, could be different from the amounts and lives used in the Pro Forma Statements and such differences could be material to the results of operations of the combined company following the merger.

     The fiscal year ends for Gemstar and TV Guide are different. For purposes of preparing the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 2000, Gemstar's operating results for that period have been combined with the operating results of TV Guide for the year ended December 31, 1999. On March 31, 1999, TV Guide acquired from a subsidiary of The News Corporation Ltd. the stock of certain corporations that publish TV Guide magazine and other printed television program listings guides in a transaction accounted for using the purchase method of accounting. Accordingly, the TV Guide operating results include the results of operations of the TV Guide magazine businesses commencing on March 1, 1999. The results of operations of the TV Guide magazine businesses for the period from January 1, 1999 to February 28, 1999 were not material to the Unaudited Pro Forma Condensed Combined Statement of Operations.

     The Pro Forma Statements have been derived from the historical consolidated financial statements of Gemstar and TV Guide and are qualified in their entirety by reference to, and should be read in conjunction with, such historical consolidated financial statements and related notes thereto.

     The Pro Forma Statements are presented for illustrative purposes only and do not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had occurred on the dates indicated, nor are they necessarily indicative of future operating results or financial position of the combined company. The Pro Forma Statements do not give effect to any cost savings or synergies which may result from the integration of the Gemstar and TV Guide operations.
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                      GEMSTAR-TV GUIDE INTERNATIONAL, INC.
                 (FORMERLY GEMSTAR INTERNATIONAL GROUP LIMITED)
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 March 31, 2000
                                 (In millions)

                                            Gemstar       TV Guide       Pro Forma
                                           Historical    Historical     Adjustments       Pro Forma
                                           ----------    ----------     -----------       ---------
ASSETS

Cash, cash equivalents and
 marketable securities                       $286         $  116         $  (28)    (1)    $   324
                                                                            (50)    (2)
Accounts receivable and other
 current assets                                72            310             --                382
                                           ------        -------        -------            ---------
  Total current assets                        358            426            (78)               706
Property, plant and equipment, net              5             81             --                 86
Intangible assets, net                         19          2,731          7,277     (1)     10,027
Other assets, net                              85             57             (3)    (1)        136
                                                                             (3)    (3)
                                           ------        -------        -------            ---------
                                             $467         $3,295         $7,193            $10,955
                                           ======        =======        =======            =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable, accrued expenses
 and current debt                            $ 41         $  168        $    --            $   209
Deferred revenue                                3            294             --                297
                                           ------        -------        -------            ---------
  Total current liabilities                    44            462             --                506
Deferred income taxes                          35            638            939     (1)      1,612
Long-term debt                                 --            648            (50)    (2)        598
Other liabilities                               2             69             --                 71
Shareholders' equity:
 Capital stock and additional
  paid-in capital                             336          1,289          6,584     (1)      8,206
                                                                             (3)    (3)
 Retained earnings                             41            183           (183)    (1)         41
 Accumulated other comprehensive
  income, net of tax                           37              6             (6)    (1)         37
 Unearned compensation                         --             --            (88)    (1)        (88)
 Treasury stock, at cost                      (28)            --             --                (28)
                                           ------        -------        -------            ---------
  Net shareholders' equity                    386          1,478          6,304              8,168
                                           ------        -------        -------            ---------
                                             $467         $3,295         $7,193            $10,955
                                           ======        =======        =======            =========

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                      GEMSTAR-TV GUIDE INTERNATIONAL, INC.
                 (FORMERLY GEMSTAR INTERNATIONAL GROUP LIMITED)
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                           Year Ended March 31, 2000
                    (In millions, except per share amounts)

                                            Gemstar            TV Guide                Pro Forma
                                          Historical        Historical (a)            Adjustments           Pro Forma
                                     ----------------    ------------------     ---------------------       -----------
Revenues                                      $ 241                $1,135                  $  --             $1,376
Operating expenses, excluding
 depreciation and amortization                  124                   912                     37  (4)         1,073
Depreciation and  amortization                    6                   136                    492  (5)           634
                                     --------------    ------------------     ------------------            -------
Operating income (loss)                         111                    87                   (529)              (321)
Other income (expense), net                      13                   (56)                    --                (43)
                                     --------------    ------------------     ------------------            -------
Income (loss) before income taxes               124                    31                   (529)              (374)
Provision (benefit) for income taxes             43                    26                    (76) (6)            --
                                                                                               7  (7)
                                     --------------    ------------------     ------------------            -------
Net income (loss)                             $  81                $    5                  $(460)            $ (374)
                                     ==============    ==================     ==================            =======

Earnings (loss) per share:
   Basic                                      $0.40                                                          $(0.92)
   Diluted                                    $0.33                                                          $(0.92)
Number of shares:
   Basic                                        205                                                             405
   Diluted                                      248                                                             405

_________

(a) Amounts presented for TV Guide Historical are for the year ended December 31, 1999.


   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Pro Forma Adjustments

     The Pro Forma Statements give effect to the following pro forma adjustments:

(1) To record the merger using the purchase method of accounting, reflecting the estimated purchase price and purchase price allocation noted below (in millions, except share and per share amounts).

Estimated Purchase Price:
 Shares of TV Guide common stock outstanding at March 31, 2000     304,779,320
 Exchange ratio per share                                                .6573
                                                                   -----------
 Equivalent Gemstar shares                                         200,331,447
 Gemstar share price based on the average closing price for
  two days before and after the merger was agreed to and
  announced                                                             $38.21
                                                                   -----------
 Consideration for TV Guide outstanding common stock               $     7,655
 Fair value of TV Guide stock options assumed by Gemstar                   218
 Estimated transaction costs                                                31
                                                                   -----------
   Total estimated purchase price                                  $     7,904
                                                                   ===========

Purchase Price Allocation:
 Historical net book value of TV Guide                             $     1,478
 Estimated fair value adjustments relating to:
  Contracts                                                                839
  Patents and trademarks                                                   633
  Customer subscriber lists                                                981
  Unearned compensation                                                     88
  Deferred income taxes                                                   (939)
 Preliminary goodwill                                                    4,824
                                                                   -----------
   Total                                                           $     7,904
                                                                   ===========

  On a pro forma basis as of March 31, 2000, intangible assets are comprised of the following amounts (in millions) and estimated average useful lives:

  Publishing rights                    $ 1,231             40 years
  Contracts                                839             10 years
  Patents and trademarks                 1,053          15 and 40 years, respectively
  Customer subscriber lists              1,053             15 years
  Goodwill                               5,851             15 years
                                       -------
                                       $10,027
                                       =======

    The above purchase price allocation and the lives assigned to the assets are preliminary and have been made solely for the purpose of developing the Pro Forma Statements. The Company, with the assistance of valuation consultants, is in the process of evaluating the fair value and the lives of the assets acquired. Accordingly, the allocation of the purchase price and the lives of the assets acquired, which are based on preliminary estimates, may differ from the final purchase price allocation and the final lives assigned to the assets.

(2) As of March 31, 2000, TV Guide has outstanding $400 million of 8.125% senior subordinated notes due 2009 that contain provisions whereby upon the occurrence of a change in control, such as will result in the merger, the noteholders will have the right to require TV Guide to repurchase all or any part of such noteholders' securities at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest through the repurchase date. The Pro Forma Statements assume that the noteholders will require TV Guide to repurchase the notes and the cost of the repurchase in excess of the principal amount of the notes plus accrued interest, $4 million, has been included in the estimated transaction costs above. TV Guide has a secured bank credit facility comprised of a $300 million six-year revolving credit facility and a $300 million 364-day revolving credit facility that converts into a five year term loan under which $240.3 million of borrowings are outstanding as of March 31, 2000. The Pro Forma Statements assume that TV Guide will finance the repurchase of the notes using its existing secured bank credit facility and $50 million in cash. However, TV Guide may elect to obtain financing to fund the repurchase from an alternate source or to fund all or additional amounts of the repurchase out of then available cash.

    An increase of 25 basis points in the historical interest rates, assuming $600 million of borrowings under the secured bank credit facility remain outstanding, would result in an additional interest expense of $1.5 million annually.

(3) To reflect the costs incurred to register the Gemstar common stock to be issued in the merger.

(4) To reflect the amortization of the unearned compensation related to the unvested TV Guide stock options assumed by Gemstar.

(5) To reflect the amortization of the identified intangible assets and preliminary goodwill resulting from the merger. The intangible assets and goodwill will be amortized on a straight-line basis over their estimated useful lives as described above. The Company, with the assistance of valuation consultants, is in the process of evaluating the fair value and the lives of the assets acquired. Accordingly, the allocation of the purchase price and the lives of the assets acquired, which are based on preliminary estimates, may differ from the final purchase price allocation and the final lives assigned to the assets. The Company will continually evaluate the periods of amortization to determine whether later events and circumstances warrant revised estimates of useful lives.

(6) To reflect the statutory tax effects of the pro forma adjustments.

(7) In February 2000, as part of the merger plan with TV Guide, Gemstar effected a domestication from the British Virgin Islands to the State of Delaware. This adjustment reflects the statutory tax effects as if the domestication of Gemstar had occurred on April 1, 1999.

     The following information reconciles the number of shares used to compute Gemstar's historical basic and diluted earnings per share to pro forma basic and diluted earnings per share (in millions):

                                                    Basic             Diluted
                                                    -----             -------
Weighted average number of shares--historical        205                248
Exclude historical dilutive potential shares
 of common stock as shares would be antidilutive      --                (43)

Common shares to be issued in connection with
 the merger                                          200                200
                                                     ---                ---
Weighted average number of shares--pro forma         405                405
                                                     ===                ===